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                                                                 EXHIBIT 23.7





                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-00000) pertaining to the ProNet Inc. 1995 Long-Term Incentive Plan of ProNet Inc. for the registration of 1,000,000 shares of its common stock of our report dated April 13, 1995, with respect to the financial statements of Signet Paging of Charlotte, Inc. included in ProNet Inc's Current Report on Form 8-K/A dated March 1, 1995, filed with the Securities and Exchange Commission.



/s/ Greer & Walker, LLP
-----------------------------------
    Greer & Walker, LLP

December 18, 1995
Charlotte, North Carolina